                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                         Date of Report: August 8, 1995

                            THE FOOTHILL GROUP, INC.
                            ------------------------

               (Exact name of registrant as specified in charter)

       Delaware                     0-5467                  94-1663353
       --------                     ------                  ----------
(State of Incorporation)         (Commission               (IRS Employer
                                 File Number)            Identification No.)


                          11111 Santa Monica Boulevard
                          Los Angeles, California 90025
                     (Address of principal executive office)

Registrant's telephone number:  (310) 996-7000

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 28 - Additional Exhibits

Press release announcing second quarter results.
Press release announcing an increase in quarterly dividend.
Press release announcing nomination of Don L. Gevirtz as ambassador
Press release announcing an increase in the commercial paper program and bank credit facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 8, 1995

                                          THE FOOTHILL GROUP, INC.



                                          By: /S/HENRY K. JORDAN
                                             -----------------------
                                             Henry K. Jordan
                                             Vice President and
                                             Chief Financial Officer

Contact: HENRY K. JORDAN                           THE FOOTHILL GROUP, INC.
         Senior Vice President                     11111 Santa Monica Boulevard
         & Chief Financial                         Los Angeles, California 90025
         Officer              [FOOTHILL LETTERHEAD]
         310-996-7000
                                      NEWS

                        THE FOOTHILL GROUP, INC. REPORTS

                         STRONG SECOND QUARTER RESULTS

           LOS ANGELES, CALIFORNIA, July 17, 1995 . . . The Foothill Group, Inc. (NYSE-FGI) today reported net income for the second quarter ended June 30, 1995 of $9,494,000, or 54 cents per fully diluted share, compared with net income of $6,604,000, or 37 cents per fully diluted share, for the quarter ended June 30, 1994. For the six months ended June 30, 1995, net income was $17,888,000, or $1.02 per fully diluted share, compared with net income of $18,045,000, or $1.02 per fully diluted share, for the same period in 1994. The six month results for 1994 include previously reported substantial gains, principally from the sale of the Company's debt and equity positions in G. Heileman Brewing Company, Inc.

           Henry K. Jordan, Senior Vice President and Chief Financial Officer, said, "Second quarter results reflect strong profitability of our asset-based lending operations and continued robust growth of the asset-based loan portfolio. Finance receivables reached $916,507,000 as of June 30, 1995, up 78% on an annualized basis from $659,356,000 as of December 31, 1994. Foothill Capital continues to deepen its national market penetration and continues to benefit from a lower than expected level of portfolio runoff. Based on this exceptional portfolio growth, the Company grew its allowance for credit losses during the 1995 second quarter by $4,190,000. This allowance now totals $23,150,000 or 2.5% of finance receivables and repossessed assets, as compared to $17,260,000 as of December 31, 1994. As portfolio growth moderates, the Company's level of provision for credit losses should also moderate, resulting in additional earnings.

           "We are especially pleased that interest margins remained strong during the second quarter ended June 30, 1995. Net interest revenue, as a percent of average assets, expanded to 9.31% for the 1995 second quarter, compared with 8.99% for the second quarter ended June 30, 1994. Volatility in the interest rate environment has minimal impact on the Company's margins due to its policy of matching interest sensitive assets and liabilities. The credit quality of the Company's asset-based loan portfolio remains strong as June 30, 1995 repossessed and sixty day contractually delinquent accounts totaled $4,405,000, or approximately 0.5% of the loan portfolio.

           "Equity and purchased bank debt positions owned by the Company have unrealized gains totaling $27,657,000 as of June 30, 1995, down slightly from $28,107,000 as of December 31, 1994. In addition, investments of Foothill's managed partnerships show substantial unrealized gains which, if realized, will contribute to future earnings.

           "Book value per common share was $11.22 as of June 30, 1995, up from $10.32 as of December 31, 1994. Total stockholders' equity increased in the 1995 second quarter to a record $190 million."

           The Foothill Group, Inc. is a specialized financial services company which operates two tightly linked businesses: commercial lending and money management. Foothill Capital Corporation, its wholly-owned subsidiary, provides asset-based financing to businesses throughout the United States. The parent company's money management operation conducts business through institutional limited partnerships, seeking above average returns by investing in debt instruments of companies in reorganization or in the process of restructuring. As of June 30, 1995, Foothill had total assets owned or under management of more than $1.4 billion. On May 15, 1995, Norwest Corporation and The Foothill Group, Inc. signed a definitive agreement for the merger of The Foothill Group, Inc. with Norwest. The merger is expected to close in the fourth quarter of 1995.

                            THE FOOTHILL GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                       JUNE 30, 1995 AND DECEMBER 31, 1994
                             (Dollars in thousands)

-------------------------------------------------------------------------------------------------------------
                                                                                    JUNE 30,     DECEMBER 31,
                                                                                     1995           1994
-------------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                                          $  3,545       $ 33,584
Equity, debt and partnership investments                                             35,411         38,301
Finance receivables:
  Revolving loans                                                                   670,256        481,063
  Term loans                                                                        246,251        178,293
----------------------------------------------------------------------------------------------------------
    Finance receivables                                                             916,507        659,356
  Allowance for credit losses                                                        23,150         17,260
----------------------------------------------------------------------------------------------------------
    Finance receivables, net                                                        893,357        642,096

Repossessed assets, net                                                                 556            556
Prepaid income taxes                                                                 17,727         10,463
Deferred fund and debt issuance costs, net                                            7,664          7,598
Property and equipment, at cost less accumulated depreciation and
  amortization ($2,366 at June 30, 1995; $2,438 at December 31, 1994)                 2,528          2,387
Other assets (principally monies due from loan participants)                          9,191          3,205
----------------------------------------------------------------------------------------------------------
                                                                                   $969,979       $738,190
==========================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Commercial paper                                                                 $414,223       $214,897
  Other short term borrowings                                                        15,000         10,000
  Senior notes payable                                                              273,300        268,829
  Accounts payable and accrued liabilities                                           28,371         21,504
  Subordinated notes                                                                 48,650         50,550
----------------------------------------------------------------------------------------------------------
    Total liabilities                                                               779,544        565,780
----------------------------------------------------------------------------------------------------------

Stockholders' equity:
  Convertible preferred stock, $1.00 par value, $30.00 per share liquidation
    preference, 9% cumulative, 100,000 shares issued and outstanding                  2,900          2,900
  Class A common stock, no par value, 16,708,958 shares
    issued and outstanding (16,420,410 at December 31, 1994)                         99,328         99,048
  Unrealized gains, net of tax, on marketable debt and equity securities             14,858         15,001
  Retained earnings                                                                  73,349         55,461
----------------------------------------------------------------------------------------------------------
    Total stockholders' equity                                                      190,435        172,410
----------------------------------------------------------------------------------------------------------
                                                                                   $969,979       $738,190
==========================================================================================================

                            THE FOOTHILL GROUP, INC.

                             SELECTED FINANCIAL DATA

                             (Dollars in thousands)

                                                          Three months ended June 30,               Six months ended June 30,
                                                    --------------------------------------    --------------------------------------
                                                           1995                 1994                 1995                 1994
                                                    -----------------    -----------------    -----------------    -----------------
SELECTED OPERATING DATA*:
 Interest and fees earned                           $32,100    14.80%    $19,177    13.06%    $58,958    14.52%    $37,033    12.78%
 Interest expense                                    11,906     5.49%      5,973     4.07%     21,853     5.38%     11,150     3.85%
------------------------------------------------------------------------------------------------------------------------------------

 Net interest revenue                                20,194     9.31%     13,204     8.99%     37,105     9.14%     25,883     8.93%
 Asset management fees                                1,252     0.58%      1,316     0.90%      2,503     0.62%      2,855     0.99%
 Gains from asset sales and managed partnerships      7,850     3.62%      5,650     3.85%     14,168     3.49%     20,510     7.08%
 Provision for credit losses                          6,287     2.90%      2,513     1.71%      9,825     2.42%      4,928     1.70%
 General and administrative expenses                  6,353     2.93%      6,072     4.14%     12,569     3.10%     12,662     4.37%
------------------------------------------------------------------------------------------------------------------------------------

 Income before income taxes                          16,656     7.68%     11,585     7.89%     31,382     7.73%     31,658    10.93%
 Provision for income taxes                           7,162     3.30%      4,981     3.39%     13,494     3.32%     13,613     4.70%
------------------------------------------------------------------------------------------------------------------------------------

 Net income                                         $ 9,494     4.38%    $ 6,604     4.50%    $17,888     4.41%    $18,045     6.23%
====================================================================================================================================

*Percentages are computed using average assets (excluding unrealized gains on investments) and have been annualized.

Per share data (shares in thousands):



     Primary earnings per share                      $  0.55  $  0.39   $  1.05   $  1.06
==================================================================================================
     Fully diluted earnings per share                $  0.54  $  0.37   $  1.02   $  1.02
==================================================================================================
   Number of shares used in per share computations
     Primary                                          16,956   16,946    16,864    16,954
==================================================================================================
     Fully diluted                                    17,632   17,614    17,542    17,621
==================================================================================================


SELECTED BALANCE SHEET DATA:
   Total assets                                     $969,979  $665,013  $969,979  $665,013
   Average assets**                                  867,618   587,200   812,087   579,618
   Average stockholders' equity**                    172,784   146,456   167,553   143,178
   Finance receivables                               916,507   582,994   916,507   582,994
   Average finance receivables**                     826,486   538,621   759,866   531,010
==================================================================================================

   Sources of funds employed:
    Commercial paper                                $414,223  $201,111  $414,223  $201,111
    Other short term borrowings                       15,000         -    15,000         -
    Senior notes                                     273,300   226,042   273,300   226,042
    Subordinated notes                                48,650    52,075    48,650    52,075
    Stockholders' equity                             190,435   167,293   190,435   167,293
--------------------------------------------------------------------------------------------------
    Total funds employed                            $941,608  $646,521  $941,608  $646,521
==================================================================================================

** Averages are for the three and six months ended, respectively. Average assets and average equity exclude unrealized gains on marketable debt and equity securities.

                            THE FOOTHILL GROUP, INC.

            SELECTED FINANCIAL DATA FOR FOOTHILL CAPITAL CORPORATION

                             (Dollars in thousands)

                                                 Three months ended June 30,                Six months ended June 30,
                                           --------------------------------------    --------------------------------------
                                                  1995                 1994                 1995                1994
                                           -----------------    -----------------    -----------------    -----------------
SELECTED OPERATING DATA*:
    Interest and fees earned               $31,882    15.35%    $18,861    13.67%    $58,621    15.10%    $36,388    13.34%
    Interest expense                        12,128     5.84%      6,218     4.51%     22,294     5.74%     11,643     4.27%
---------------------------------------------------------------------------------------------------------------------------
    Net interest revenue                    19,754     9.51%     12,643     9.16%     36,327     9.36%     24,745     9.07%
    Gains from asset sales                   6,167     2.97%      3,647     2.64%     10,795     2.78%     13,250     4.86%
    Provision for credit losses              6,287     3.03%      2,513     1.82%      9,825     2.53%      4,928     1.81%
    General and administrative expenses      5,535     2.67%      5,257     3.81%     10,886     2.80%     10,737     3.94%
---------------------------------------------------------------------------------------------------------------------------
    Income before income taxes              14,099     6.78%      8,520     6.17%     26,411     6.81%     22,330     8.18%
    Provision for income taxes               6,063     2.92%      3,664     2.66%     11,357     2.93%      9,602     3.52%
---------------------------------------------------------------------------------------------------------------------------
    Net income                             $ 8,036     3.86%    $ 4,856     3.51%    $15,054     3.88%    $12,728     4.66%
===========================================================================================================================

* Percentages are computed using average assets (excluding unrealized gains on investments) and have been annualized.

SELECTED BALANCE SHEET DATA:
  Total assets                           $928,979    $625,954    $928,979    $625,954
  Average assets**                        830,716     551,780     776,476     545,509
  Finance receivables                     907,841     566,660     907,841     566,660
  Average finance receivables**           817,332     530,229     751,713     523,000
=====================================================================================
  Sources of funds employed:
    Commercial paper                     $414,223    $201,111    $414,223    $201,111
    Other short term borrowings            15,000           -      15,000           -
    Senior notes                          273,300     223,650     273,300     223,650
    Subordinated notes and debentures      56,400      61,575      56,400      61,575
    Stockholders' equity                  145,779     124,466     145,779     124,466
-------------------------------------------------------------------------------------
    Total funds employed                 $904,702    $610,802    $904,702    $610,802
=====================================================================================

** Averages are for the three and six months ended, respectively. Average assets exclude unrealized gains on marketable debt and equity securities.

SELECTED BALANCE SHEET DATA:
  Nonperforming finance receivables
     and repossessed assets***          $ 4,405    $14,072    $ 4,405    $14,072
  Allowance for credit losses           $22,847    $15,356    $22,847    $15,356
  Actual writeoffs during the period    $ 2,098    $ 1,613    $ 3,936    $ 3,428
  Number of employees                       144        112        144        112
================================================================================


*** Includes repossessed assets and loans that have contractual installments more than sixty days past due.

Contact: HENRY K. JORDAN                           THE FOOTHILL GROUP, INC.
         Senior Vice President                     11111 Santa Monica Boulevard
         & Chief Financial                         Los Angeles, California 90025
         Officer              [FOOTHILL LETTERHEAD]
         310-996-7000
                                      NEWS

                       THE FOOTHILL GROUP, INC. INCREASES

                               QUARTERLY DIVIDEND

           LOS ANGELES, CALIFORNIA, August 2, 1995 . . . The Foothill Group, Inc. (NYSE-FGI) Board of Directors today declared a $.10 quarterly cash dividend on its Class A common stock. This represents a 25% increase from the previous $.08 quarterly cash dividend. The dividend is payable on October 20, 1995, to shareholders of record on September 20, 1995.

           The Foothill Group, Inc. is a specialized financial services company which operates two tightly linked businesses: commercial lending and money management. Foothill Capital Corporation, its wholly owned subsidiary, provides asset-based financing to businesses throughout the United States. The parent company's money management operation conducts business through institutional limited partnerships, seeking above average returns by investing in debt instruments of companies in reorganization or in the process of restructuring. At June 30, 1995, Foothill had total assets owned or under management of more than $1.4 billion. On May 15, 1995, Norwest Corporation and The Foothill Group, Inc. signed a definitive agreement for the merger of The Foothill Group, Inc. and Norwest. The merger is expected to close in the fourth quarter of 1995.

Contact: HENRY K. JORDAN                           THE FOOTHILL GROUP, INC.
         Senior Vice President                     11111 Santa Monica Boulevard
         & Chief Financial                         Los Angeles, California 90025
         Officer              [FOOTHILL LETTERHEAD]
         310-996-7000
                                      NEWS
                  THE FOOTHILL GROUP, INC. ANNOUNCES NOMINATION
                         OF DON L. GEVIRTZ AS AMBASSADOR

           LOS ANGELES, CALIFORNIA, July 27, 1995 . . . The Foothill Group, Inc. (NYSE-FGI) today announced that President Clinton has nominated Don L. Gevirtz as Ambassador to the Republic of Fiji, the Republic of Nauru, the Kingdom of Tonga, and Tuvalu. Mr. Gevirtz has been the Chief Executive Officer and Chairman of the Board of The Foothill Group, Inc. for the last 25 years and intends to remain with the Company until October 1, 1995. Mr. Gevirtz stated that "Over the past 25 years, I have enjoyed my participation in building Foothill into a successful and innovative company and I will miss my colleagues, particularly co-founder and co-CEO John Nickoll, who will continue to lead Foothill as its Chief Executive Officer." The nomination is subject to confirmation by the U.S. Senate.

           The Foothill Group, Inc. is a specialized financial services company which operates two tightly linked businesses: commercial lending and money management. Foothill Capital Corporation, its wholly-owned subsidiary, provides asset-based financing to businesses throughout the United States. The parent company's money management operation conducts business through institutional limited partnerships, seeking above average returns by investing in debt instruments of companies in reorganization or in the process of restructuring. As of June 30, 1995, Foothill had total assets owned or under management of more than $1.4 billion. On May 15, 1995, Norwest Corporation and The Foothill Group, Inc. signed a definitive agreement for the merger of The Foothill Group, Inc. with Norwest. The merger is expected to close in the fourth quarter of 1995.

Contact: HENRY K. JORDAN                           THE FOOTHILL GROUP, INC.
         Senior Vice President                     11111 Santa Monica Boulevard
         & Chief Financial                         Los Angeles, California 90025
         Officer              [FOOTHILL LETTERHEAD]
         310-996-7000
                                      NEWS

                       FOOTHILL GROUP SUBSIDIARY INCREASES

               COMMERCIAL PAPER PROGRAM AND BANK CREDIT FACILITIES

                                 TO $500 MILLION

           LOS ANGELES, CALIFORNIA, August 1, 1995 . . . The Foothill Group, Inc. (NYSE-FGI) announced today that its subsidiary, Foothill Capital Corporation, has increased its commercial paper program and its bank credit facilities to $500 million from their present level of $460 million. Foothill Capital's commercial paper is rated "A-2" by Standard & Poor's Ratings Group, "D-2" by Duff & Phelps Credit Rating Company and "F-2" by Fitch Investor's Service, Inc. The bank credit facilities, with 26 banks, are used primarily to support Foothill Capital's outstanding commercial paper.

           Kent W. Dahl, Senior Vice President and Treasurer of Foothill Capital, stated, "Foothill Capital is pleased to announce the increases to our commercial paper program and bank credit facilities which will be used to fund the continued growth of our asset-based lending business. We continue to have strong support from the banking and investment communities for our business strategy."

           The Foothill Group, Inc. is a specialty financial services company which operates two tightly linked businesses: commercial lending and money management. Foothill Capital Corporation, its wholly-owned subsidiary, provides asset-based financing to businesses throughout the United States. The parent company's money management operation conducts business through institutional limited partnerships, seeking above average returns by investing in the debt instruments of companies in reorganization or in the process of restructuring. At June 30, 1995, Foothill had total assets owned or under management of over $1.4 billion. On May 15, 1995, Norwest Corporation and The Foothill Group, Inc. signed a definitive agreement for the merger of The Foothill Group, Inc. and Norwest. The merger is expected to close in the fourth quarter of 1995.